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                    DEAN WITTER GLOBAL ASSET ALLOCATION FUND
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 19, 1998

    The undersigned shareholder of Dean Witter Global Asset Allocation Fund does hereby appoint BARRY FINK, ROBERT M. SCANLAN and JOSEPH MCALINDEN and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Dean Witter Global Asset Allocation Fund to be held on August 19, 1998, in the Career Development Room, Sixty-First Floor, Two World Trade Center, New York, New York
at     A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
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
[X]     PLEASE MARK BOXES
        IN BLACK OR BLUE INK

The Proposal:

                                                  FOR      AGAINST    ABSTAIN
Approval of the Agreement and Plan of             [ ]        [ ]        [ ]
Reorganization, dated as of April 30, 1998,
pursuant to which substantially all of the
assets

of Dean Witter Global Asset Allocation Fund would be combined with those of Dean Witter Strategist Fund and shareholders of Dean Witter Global Asset Allocation Fund would become shareholders of Dean Witter Strategist Fund receiving shares in Dean Witter Strategist Fund with a value equal to the value of their holdings in Dean Witter Global Asset Allocation Fund.

Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                                                            Date

           ---------------------------------------------------------------------
                                         Please make sure to sign and date this
                                             Proxy using black or blue ink.

                                            Shareholder sign in the box above

                                         Co-Owner (if any) sign in the box above

================================================================================
                          PLEASE DETACH AT PERFORATION
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                    DEAN WITTER GLOBAL ASSET ALLOCATION FUND

                                   IMPORTANT
                     PLEASE SEND IN YOUR PROXY......TODAY!

YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.